AETNA VARIABLE PORTFOLIOS, INC.
NSAR Annual Filing
12/31/2001


Sub-Item 77Q1 - Exhibits	Y

(e)	Investment Advisory Agreements for Aetna Variable Portfolios,
Inc. and Subadvisory Agreement for Aetna Technology VP are attached herewith.

(e.1)  Investment Advisory Agreement

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made by and between AELTUS INVESTMENT MANAGEMENT, INC. a Connecticut corporation (the "Adviser") and AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation (the "Fund"), on behalf of its portfolio, Aetna Growth VP (the "Portfolio"), as of the date set forth above the parties' signatures.

W I T N E S S E T H

WHEREAS, the Fund is registered with the Securities and Exchange
Commission (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Fund has established the Portfolio; and

WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940
(the "Advisers Act"), and is in the business of acting as an investment adviser; and

WHEREAS, the Fund, on behalf of the Portfolio, and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Portfolio on the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties agree as follows:

I.	APPOINTMENT AND OBLIGATIONS OF THE ADVISER
Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Directors (the "Board"), the Fund, on behalf of the Portfolio, hereby appoints the Adviser to serve as the investment adviser to the Portfolio, to provide the investment advisory services set forth below in
Section II. The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent of the Portfolio and has no authority to act for or represent the Portfolio in any way.

II.	DUTIES OF THE ADVISER
In carrying out the terms of this Agreement, the Adviser shall do the following:

1.	supervise all aspects of the operations of the Portfolio;
2.	select the securities to be purchased, sold or exchanged
by the Portfolio or otherwise represented in the Portfolio's investment portfolio, place trades for all such securities and regularly report thereon to the Board;
3.	formulate and implement continuing programs for the
purchase and sale of securities and regularly report thereon to the Board;
4.	obtain and evaluate pertinent information about
significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Portfolio, securities held by or under consideration for the Portfolio, or the issuers of those securities;
5.	provide economic research and securities analyses as the
Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;
6.	obtain the services of, contract with, and provide
instructions to custodians and/or subcustodians of the Portfolio's securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement; and
7.	take any other actions which appear to the Adviser and
the Board necessary to carry into effect the purposes of this Agreement.

III.	REPRESENTATIONS AND WARRANTIES

A.	Representations and Warranties of the Adviser
	The Adviser hereby represents and warrants to the Fund as follows:

1. Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.
2. Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.
3. Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Portfolio in carrying out its obligations hereunder.

B.	Representations and Warranties of the Portfolio and the Fund
The Fund, on behalf of the Portfolio, hereby represents and warrants to the Adviser as follows:

1. Due Incorporation and Organization. The Fund has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.

2.	Registration. The Fund is registered as an investment
company with the Commission under the 1940 Act and shares of the Portfolio are registered or qualified for offer and sale to the public under the Securities Act of 1933 and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.

IV.	DELEGATION OF RESPONSIBILITIES
Subject to the approval of the Board and the shareholders of the Portfolio, the Adviser may enter into a Subadvisory Agreement to engage a subadviser to the Adviser with respect to the Portfolio.

V.	BROKER-DEALER RELATIONSHIPS

A.	Portfolio Trades
	The Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolio with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received.

B.	Selection of Broker-Dealers
	In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage or research services a commission for executing a portfolio transaction for the Portfolio that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid in compliance with Section 28(e). This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Adviser may consider the sale of shares of the Portfolio and of other investment companies advised by the Adviser as a factor in the selection of brokers or dealers to effect transactions for the Portfolio, subject to the Adviser's duty to seek best execution. The Adviser may also select brokers or dealers to effect transactions for the Portfolio that provide payment for expenses of the Portfolio. The Board shall periodically review the commissions paid by the Portfolio to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.

VI.	CONTROL BY THE BOARD
Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Portfolio pursuant thereto, shall at all times be subject to any directives of the Board.

VII.	COMPLIANCE WITH APPLICABLE REQUIREMENTS
In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:
1.	all applicable provisions of the 1940 Act;
2.	the provisions of the current Registration Statement of
the Fund;
3.	the provisions of the Fund's Articles of Incorporation,
as amended;
4.	the provisions of the Bylaws of the Fund, as amended; and
5.	any other applicable provisions of state and federal law.

VIII.	COMPENSATION
For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser, the Fund, on behalf of the Portfolio, shall pay to the Adviser an annual fee, payable monthly, equal to 0.60% of the average daily net assets of the Portfolio. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 (1/366 in the event of a leap year) of 0.60% of the daily net assets of the Portfolio. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above. Subject to the provisions of Section X hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible.

IX.	EXPENSES
The expenses in connection with the management of the Portfolio shall be allocated between the Portfolio and the Adviser as follows:

A.	Expenses of the Adviser
	The Adviser shall pay:
1.	the salaries, employment benefits and other related
costs and expenses of those of its personnel engaged in providing investment advice to the Portfolio, including without limitation, office space, office equipment, telephone and postage costs; and
2.	all fees and expenses of all directors, officers and
employees, if any, of the Fund who are employees of the Adviser, including any salaries and employment benefits payable to those persons.

B.	Expenses of the Portfolio
The Portfolio shall pay:

1.	investment advisory fees pursuant to this Agreement;
2.	brokers' commissions, issue and transfer taxes or other
transaction fees payable in connection with any transactions in the securities in the Portfolio's investment portfolio or other investment transactions incurred in managing the Portfolio's assets, including portions of commissions that may be paid to reflect brokerage research services provided to the Adviser;
3.	fees and expenses of the Portfolio's independent
accountants and legal counsel and the independent directors'
legal counsel;
4.	fees and expenses of any administrator, transfer agent,
custodian, dividend, accounting, pricing or disbursing agent of the Portfolio;
5.	interest and taxes;
6.	fees and expenses of any membership in the Investment
Company Institute or any similar organization in which the Board deems it advisable for the Fund to maintain membership;
7.	insurance premiums on property or personnel (including
officers and directors) of the Fund;
8.	all fees and expenses of the Fund's directors, who are
not "interested persons" (as defined in the 1940 Act) of the
Fund or the Adviser;
9.	expenses of preparing, printing and distributing proxies,
proxy statements, prospectuses and reports to shareholders of the Portfolio, except for those expenses paid by third parties in connection with the distribution of Portfolio shares and all costs and expenses of shareholders' meetings;
10.	all expenses incident to the payment of any dividend,
distribution, withdrawal or redemption, whether in shares of the Portfolio or in cash;
11.	costs and expenses (other than those detailed in paragraph
9 above) of promoting the sale of shares in the Portfolio,
including preparing prospectuses and reports to shareholders of the Portfolio, provided, nothing in this Agreement shall prevent the charging of such costs to third parties involved in the distribution and sale of Portfolio shares;
12.	fees payable by the Portfolio to the Commission or to any
state securities regulator or other regulatory authority for the registration of shares of the Portfolio in any state or territory of the United States or of the District of Columbia;
13.	all costs attributable to investor services, administering
shareholder accounts and handling shareholder relations, (including, without limitation, telephone and personnel expenses), which costs may also be charged to third parties by the Adviser; and
14.	any other ordinary, routine expenses incurred in the
management of the Portfolio's assets, and any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the Portfolio and any indemnification by the Fund of its officers, directors or agents.

Notwithstanding the above, the Adviser may waive a portion or all of the fees it is entitled to receive.

In addition, the Adviser may reimburse the Fund, on behalf of a Portfolio, for expenses allocated to a Portfolio.

The Adviser has agreed to waive fees and/or reimburse expenses through December 31, 2002 so that the Portfolio's total annual operating expenses (excluding distribution fees) do not exceed
0.80% of the average daily net assets.

X.	ADDITIONAL SERVICES
Upon the request of the Board, the Adviser may perform certain accounting, shareholder servicing or other administrative services on behalf of the Portfolio that are not required by this Agreement. Such services will be performed on behalf of the Portfolio and the Adviser may receive from the Portfolio such reimbursement for costs or reasonable compensation for such services as may be agreed upon between the Adviser and the Board on a finding by the Board that the provision of such services by the Adviser is in the best interests of the Portfolio and its shareholders. Payment or assumption by the Adviser of any Portfolio expense that the Adviser is not otherwise required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Portfolio nor obligate the Adviser to pay or assume any similar Portfolio expense on any subsequent occasions.

XI.	NONEXCLUSIVITY
The services of the Adviser to the Portfolio are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or directors of the Fund, and that officers or directors of the Fund may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment companies.

XII.	TERM
This Agreement shall become effective on December 12, 2001, and shall remain in force and effect through December 31, 2002, unless earlier terminated under the provisions of Article XIV.

XIII.	RENEWAL
Following the expiration of its initial term, the Agreement
shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:
1.	a.	by the Board, or
	b.	by the vote of a majority of the Portfolio's
outstanding voting securities (as defined in Section 2(a)(42)
of the 1940 Act), and
2.	by the affirmative vote of a majority of the directors
who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a director of the Fund), by votes cast in person at a meeting specifically called for such purpose.

XIV.	TERMINATION
This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Adviser, on sixty
(60) days' written notice to the other party. The notice provided for herein may be waived by the party required to be notified. This Agreement shall automatically terminate in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act).

XV.	LIABILITY
The Adviser shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser hereunder.

XVI. NOTICES
Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

if to the Fund, on behalf of the Portfolio:

10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-2158
Attention:  President

if to the Adviser:

10 State House Square
Hartford, Connecticut 06103
Fax number 860/275-4440
Attention:  President or Chief Compliance Officer

XVII.	QUESTIONS OF INTERPRETATION
This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or orders of the Commission issued pursuant to the 1940 Act, or contained in no-action and interpretive positions taken by the Commission staff. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule or order.

XVIII.  SERVICE MARK
The service mark of the Fund and the Portfolio and the name "Aetna" have been adopted by the Fund with the permission of Aetna Services, Inc. (formerly known as Aetna Life and Casualty Company) and their continued use is subject to the right of Aetna Services, Inc. to withdraw this permission in the event the Adviser or another affiliated corporation of Aetna Services, Inc. should not be the investment adviser of the Portfolio.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 12th day of December, 2001.

Aeltus Investment Management, Inc.
Attest:


By:
/s/ Michael Gioffre

By:
/s/ Neil Kochen
Name:  Michael Gioffre		Name:  Neil Kochen
Title:    Secretary		Title: Executive Vice President

	Aetna Variable Portfolios, Inc.
	on behalf of its Portfolio
	Aetna Growth VP


Attest:

By:
/s/ Robin Stevens

By:
/s/ J. Scott Fox
Name:  Robin Stevens			Name:  J. Scott Fox
Title:    Assistant Secretary		Title:    President




Investment Advisory Agreement
Schedule Pursuant to Rule 483(d)(2) under the Securities Act of 1933

Investment Advisory Agreements have been entered into by Aetna
Variable Portfolios, Inc. on behalf of the following portfolios in substantially the same form and type as exhibit (d) -
Investment Advisory Agreement, included herewith.


Date
Portfolio
Difference in
  Compensation
Difference in
  Expenses

12/12/2001
Aetna International VP
0.85% of the average daily net assets of the Portfolio
Total annual operating expenses (excluding distribution fees) do not exceed 1.15% of the average daily net assets

12/12/2001
Aetna Small Company VP
0.75% of the average daily net assets of the Portfolio
Total annual operating expenses (excluding distribution fees) do not exceed 0.95% of the average daily net assets

12/12/2001
Aetna Value Opportunity VP
0.60% of the average daily net assets of the Portfolio
Total annual operating expenses (excluding distribution fees) do not exceed 0.80% of the average daily net assets

12/12/2001
Aetna Technology VP
0.95% of the average daily net assets of the Portfolio
Total annual operating expenses (excluding distribution fees) do not exceed 1.15% of the average daily net assets

12/12/2001
Aetna Index Plus Large Cap VP
0.35% of the average daily net assets of the Portfolio
Total annual operating expenses (excluding distribution fees) do not exceed 0.55% of the average daily net assets

12/12/2001
Index Plus Mid Cap VP
0.40% of the average daily net assets of the Portfolio
Total annual operating expenses (excluding distribution fees) do not exceed 0.60% of the average daily net assets

12/12/2001
Index Plus Small Cap VP
0.40% of the average daily net assets of the Portfolio

Total annual operating expenses (excluding distribution fees) do not exceed 0.60% of the average daily net assets


(e.2)  Subadvisory Agreement

SUBADVISORY AGREEMENT
THIS AGREEMENT is made by and among AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Adviser"), AETNA VARIABLE
PORTFOLIOS, INC., a Maryland Corporation (the "Fund"), on behalf of its AETNA TECHNOLOGY VP (the "Series") and ELIJAH ASSET
MANAGEMENT, LLC, a Delaware limited liability company (the
"Subadviser"), as of the date set forth below.

W I T N E S S E T H

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company consisting of multiple investment portfolios, under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, pursuant to authority granted by the Fund's Articles of Incorporation, the Fund has established the Series as a separate investment portfolio; and

WHEREAS, both the Adviser and the Subadviser are registered with the Commission as investment advisers under the Investment
Advisers Act of 1940, as amended (the "Advisers Act") and both are in the business of acting as investment advisers; and

WHEREAS, the Adviser has entered into an Investment Advisory
Agreement with the Fund, on behalf of the Series (the
"Investment Advisory Agreement"), which appoints the Adviser as the investment adviser for the Series; and

WHEREAS, the Investment Advisory Agreement authorizes the Adviser to delegate all or a portion of its obligations under the Investment Advisory Agreement to a subadviser;

NOW THEREFORE, the parties agree as follows:

I.	APPOINTMENT AND OBLIGATIONS OF THE SUBADVISER
Subject to the terms and conditions of this Agreement, the Adviser and the Fund, on behalf of the Series, hereby appoint the Subadviser to manage the assets of the Series as set forth below in Section II, under the supervision of the Adviser and subject to the approval and direction of the Fund's Board of Directors (the "Board"). The Subadviser hereby accepts such appointment and agrees that it shall, for all purposes herein, undertake such obligations as an independent contractor and not as an agent of the Adviser. The Subadviser agrees that except as required to carry out its duties under this Agreement or as otherwise expressly authorized, it has no authority to act for or represent the Series, the Fund or the Adviser in any way. The Subadviser agrees that the Adviser shall have the right at all times upon reasonable notice to inspect the offices and the records of the Subadviser that relate to the Subadviser's performance of this Agreement.

II.	DUTIES OF THE SUBADVISER AND THE ADVISER

A.	Duties of the Subadviser
	The Subadviser shall regularly provide investment advice with respect to the assets held by the Series and shall continuously supervise the investment and reinvestment of securities, instruments or other property (excluding cash and cash instruments) comprising the assets of the Series. In carrying out these duties, the Subadviser shall:

1.	select the securities (other than cash instruments) to be
purchased, sold or exchanged by the Series or otherwise
represented in the Series' investment portfolio and regularly report thereon to the Adviser and, at the request of the Adviser, to the Board;
2.	place trade orders with broker-dealers, which may include
brokers or dealers affiliated with the Subadviser or the Adviser. The Subadviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Series giving consideration to the services and research provided and at commission rates that are reasonable in relation to the benefits received;
3.	formulate and implement continuing programs for the purchase and sale of securities (other than cash instruments) and regularly report thereon to the Adviser and, at the request of the Adviser or the Series, to the Board;
4.	inform the Adviser on a daily basis of the amount of Series
assets that will need to be invested or reinvested in cash and cash instruments; and
5.	establish and maintain appropriate policies and procedures
including, but not limited to, a code of ethics, which are designed to ensure that the management of the Series is implemented in compliance with the 1940 Act, the Advisers Act, and the rules thereunder.

B.	Duties of the Adviser
	The Adviser shall retain responsibility for oversight of all activities of the Subadviser and for monitoring its activities on behalf of the Series. The Adviser also is responsible for the investment and reinvestment of cash and cash instruments maintained by the Series. In carrying out its obligations under this Agreement and the Investment Advisory Agreement, the Adviser shall:

1.	monitor the investment program maintained by the Subadviser
for the Series and the Subadviser's compliance program to ensure that the Series' assets are invested in compliance with the Subadvisory Agreement and the Series' investment objectives and policies as adopted by the Board and described in the most current effective amendment of the registration statement for the Fund, as filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act ("Registration Statement");
2.	formulate and implement continuing programs for the purchase and sale of cash and cash instruments;
3.	file all periodic reports pertaining to the Series required
to be filed with the applicable regulatory authorities;
4.	review and deliver to the Board all financial, performance
and other reports prepared by the Subadviser and/or Adviser under the provisions of this Agreement or as requested by the Board;
		5.	maintain contact with and enter into
arrangements with the custodian, transfer agent, auditors, outside counsel, and other third parties providing services to the Series;
and
6.	give instructions to the custodian and/or sub-custodian
of the Series, concerning deliveries of securities and payments of cash for the Series, as required to carry out the investment activities of the Series as contemplated by this Agreement.

To the extent that the Series incurs a loss as a result of the Adviser's failure to adequately fulfill its duties hereunder, and not as a result of the Subadviser's negligence, the Adviser agrees that it shall be solely responsible to make the Series whole.

III.	REPRESENTATIONS AND WARRANTIES
A.	Representations and Warranties of the Subadviser
	The Subadviser hereby represents and warrants to the Fund
and Adviser as follows:
1.	Due Organization and Authorization. The Subadviser is
duly organized and is in good standing under the laws of the
State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.
2.	Registration. The Subadviser is registered as an
investment adviser with the Commission under the Advisers Act.
The Subadviser shall maintain such registration in effect at all times during the term of this Agreement.
3.	Regulatory Orders. The Subadviser is not subject to any
stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Subadviser will notify the Adviser and the Series immediately if any such order is issued or if any proceeding is commenced that could result in such an order.
4.	Compliance. The Subadviser has in place compliance systems
and procedures designed to meet the requirements of the Advisers Act and the 1940 Act and it shall at all times assure that its activities in connection with managing the Series follow these procedures.

B.	Representations and Warranties of the Adviser
The Adviser hereby represents and warrants to the Subadviser as follows:

1.	Due Organization and Authorization. The Adviser is duly
organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.
2.	Registration. The Adviser is registered as an investment
adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration or license in effect at all times during the term of this Agreement.
3.	Regulatory Orders. The Adviser is not subject to any stop
orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Adviser will notify the Subadviser and the Series immediately if any such order is issued or if any proceeding is commenced that could result in such an order.
4.	Compliance. The Adviser has in place compliance systems
and procedures designed to meet the requirements of the Advisers Act and the 1940 Act and it shall at all times assure that its activities in connection with managing the Series follow these procedures.

C.	Representations and Warranties of the Fund
	The Fund hereby represents and warrants to the Adviser and Subadviser as follows:

1.	Due Organization and Authorization. The Fund has been
duly incorporated as a Corporation under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.
2.	Registration. The Fund is registered as an investment
company with the Commission under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the 1933 Act and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.

IV.	BROKER-DEALER RELATIONSHIPS
In selecting broker-dealers qualified to execute a particular equity transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer that provides such brokerage or research services a commission for executing a portfolio transaction for the Series that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid in compliance with Section 28(e). This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Subadviser may consider the sale of shares of the Series and of other investment companies advised by the Adviser as a factor in the selection of brokers or dealers to effect transactions for the Series, subject to the Subadviser's duty to seek best execution. The Subadviser may also select brokers or dealers to effect transactions for the Series that provide payment for expenses of the Series. The Board shall periodically review the commissions paid by the Series to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.

V.	CONTROL BY THE BOARD OF DIRECTORS
Any investment program undertaken by the Subadviser pursuant to this Agreement, as well as any other activities undertaken by the Subadviser at the direction of the Adviser on behalf of the Series, shall at all times be subject to any directives of the Board.

VI.	COMPLIANCE WITH APPLICABLE REQUIREMENTS
In carrying out its obligations under this Agreement, the Adviser and Subadviser shall at all times conform to:

1.	all applicable provisions of the 1940 Act, the
Advisers Act and any rules and regulations adopted thereunder;
2.	all policies and procedures of the Series as
adopted by the Board and as described in the Registration
Statement;
3.	the provisions of the Articles of Incorporation
of the Fund, as amended from time to time;
4.	the provisions of the Bylaws of the Fund, as amended
from time to time; and
5.	any other applicable provisions of state or federal law.

VII.	COMPENSATION
The Adviser shall pay the Subadviser, as compensation for services rendered hereunder, from its own assets, an annual fee equal to 0.50% of the average daily net assets in the Series. The fee shall be payable monthly. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 (1/366 in the event of a leap year) of the annual fee applied to the daily net assets of the Series. If this Agreement becomes effective subsequent to the first day of a month or shall terminate prior to the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.

VIII.	ALLOCATION OF EXPENSES
The Subadviser shall pay the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Series hereunder, including, but not limited to, office space, office equipment, telephone and postage costs. The Subadviser shall not be responsible for any other expenses related to the operation of the Fund.

IX.	NONEXCLUSIVITY
The services of the Subadviser with respect to the Series are not to be deemed to be exclusive, and the Subadviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood that officers or directors of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

X.	TERM
This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect through December 31, 2002, unless earlier terminated under the provisions of Article XI. Following the expiration of its initial term, the Agreement shall continue in force and effect for one year periods, provided such continuance is specifically approved at least annually:

1.	(a) by the Board or (b) by the vote of a majority of the
Series' outstanding voting securities (as defined in Section 2(a)(42 of the 1940 Act), and
2. by the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a director of the Fund), by votes cast in person at a meeting specifically called for such purpose.

XI.	TERMINATION
This Agreement may be terminated:

1.	at any time, without the payment of any penalty, by vote
of the Board or by vote of a majority of the outstanding voting securities of the Series; or
2.	by the Subadviser on sixty (60) days' written notice to
both the Adviser and the Fund, unless written notice is waived by the party(ies) required to be notified; or
3.	automatically in the event there is an "assignment" of
this Agreement, as defined in Section 2(a)(4) of the 1940 Act.

XII.	LIABILITY
The Subadviser shall be liable to the Series and the Adviser and shall indemnify the Series and the Adviser for any losses incurred by the Series or the Adviser whether in the purchase, holding, or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Subadviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Subadviser of its duties under this Agreement, in connection with the services rendered by the Subadviser hereunder.

The Adviser shall be liable to the Series and the Subadviser and shall indemnify the Series and the Subadviser for any losses incurred by the Series or the Subadviser whether in the purchase, holding, or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser hereunder. Nothing herein shall relieve the Adviser of its responsibilities to the Fund, as set forth in the Investment Advisory Agreement.

XIII.	NOTICES
Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such address shall be:

if to the Fund, on behalf of the Series or the Adviser:

10 State House Square, SH11
Hartford, Connecticut 06103-3602
Fax number: 860/275-2158
Attn:  Secretary

if to the Subadviser:

100 Pine Street, Suite 420
San Francisco, California 94111
Fax number: 415/274-2461
Attention:  Chief Executive Officer

XIV.	QUESTIONS OF INTERPRETATION
This Agreement shall be governed by the laws of the State of Connecticut. Either party shall have the right to require that any dispute arising under the Agreement be submitted to binding arbitration at the American Arbitration Association ("AAA") located in New York, New York, in accordance with the AAA's applicable rules and procedures for dispute resolution.

XV.	SALES PROMOTION
The Subadviser may not use any sales literature, advertising material (including material disseminated through radio, television, or other electronic media) or other communications concerning Series shares or that include the name of the Series or the Adviser without obtaining the Adviser's prior written approval. Notwithstanding the foregoing, nothing herein shall prohibit the Subadviser or any of its principals from using the name of the Fund, the Series or the Adviser in a biographical description of the Subadviser or its principals or prohibit the use of the performance of the Fund or the Series (to the extent permissible under the U.S. federal and state securities laws) in sales literature, advertising material or other communications of the Subadviser that describes the composite performance record of the Subadviser or its principals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 12th day of December 2001.

Aeltus Investment Management, Inc.

Attest:

By:
/s/ Michael Gioffre

By:
/s/ Neil Kochen
Name:
Michael Gioffre

Name:
Neil Kochen
Title:
 Secretary

Title:
 Executive Vice President



Elijah Asset Management, LLC

Attest:

By:


By:

Name:


Name:

Title:


Title:



Aetna Variable Portfolios, Inc.
on behalf of Aetna Technology VP

Attest:

By:
/s/ Robin Stevens

By:
/s/ J. Scott Fox
Name:
Robin Stevens

Name:
J. Scott Fox
Title:
  Assistant Secretary

Title:
 President


18

12-31-01 AVPI NSAR1.doc